UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2005

HOKU SCIENTIFIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51458	94-0351487
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1075 Opakapaka Street Kapolei, Hawaii	96707
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (808) 682-7800

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.

(a)	Prior Independent Registered Public Accounting Firm – KPMG LLP

(i)	On December 21, 2005, the Audit Committee of the Board of Directors of Hoku Scientific, Inc. dismissed KPMG LLP as Hoku Scientific’s independent registered public accounting firm and approved the engagement of Ernst & Young LLP as Hoku Scientific’s independent registered public accounting firm for the fiscal year ending March 31, 2006. We engaged Ernst & Young LLP as our independent registered public accounting firm on December 26, 2005.

(ii)	The audit reports of KPMG LLP on the financial statements of Hoku Scientific, Inc. for the fiscal years ended March 31, 2004 and 2005 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

(iii)	Authorization of the change in our independent registered public accounting firm from KPMG LLP to Ernst & Young LLP was made by the Audit Committee of Hoku Scientific’s Board of Directors.

(iv)	In connection with KPMG LLP’s audits of the fiscal years ended March 31, 2004 and 2005, and the subsequent interim period through December 21, 2005, there were no disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG LLP, would have caused KPMG LLP to make reference thereto in their reports on the financial statements for such periods to the subject matter of the disagreement.

In connection with KPMG LLP’s financial audits of the fiscal years ended March 31, 2004 and 2005, KPMG LLP identified in a report to Hoku Scientific’s Audit Committee a “reportable condition,” which primarily related to the fact that we did not have the appropriate financial management and reporting infrastructure in place to accurately and properly record and provide comprehensive financial information in accordance with generally accepted accounting principles. KPMG LLP advised that, as a result, a number of material audit adjustments to our financial statements were identified during the course of the audit. Had we at the time been a publicly-traded company, this “reportable condition” would have been characterized as a “material weakness” in internal controls as defined by Securities Exchange Act Rule 13a-15(e) and 15(d)-15(e). In order to address the reportable condition, we retained a controller on a part-time consulting basis in July 2005, who became a full-time employee in August 2005. We also undertook to further develop and document our accounting policies and financial reporting procedures. Our management reported to the Audit Committee the identification of the reportable condition identified by KPMG LLP, and KPMG LLP discussed the reportable condition with the Audit Committee. We have authorized KPMG LLP to respond fully to the inquiries of Ernst & Young LLP concerning the subject matter of the reportable condition.

Except as noted above there were no other “reportable events” (hereinafter defined) requiring disclosure pursuant to Section 304(a)(1)(v) of Regulation S-K. The term “reportable event” means any of the items listed in paragraphs (a)(1)(v)(A)-(D) of Section 304 of Regulation S-K.

(b)	Independent Registered Public Accounting Firm – Ernst & Young LLP

During our two most recently completed fiscal years and through the subsequent interim period preceding the decision to dismiss KPMG LLP, neither we nor anyone on our behalf consulted with Ernst & Young LLP on the application of accounting principles to a specified transaction, either completed or proposed; on the type of audit opinion that might be rendered on our financial statements; or a reportable event. We did not receive either written or oral advice from Ernst & Young LLP as to such principles, audit opinion or reportable event.

(c)	Letter from Prior Independent Registered Public Accounting Firm - KPMG LLP

We requested KPMG LLP to furnish us with a letter addressed to the Securities and Exchange Commission stating whether or not they agree with the above statements. A copy of that letter from KPMG LLP dated December 28, 2005 is filed as Exhibit 16.1 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
Exhibit 16.1	Letter regarding Change in Certifying Accountant pursuant to Item 304(a)(3) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: December 28, 2005

HOKU SCIENTIFIC, INC.

By:	/s/ DUSTIN SHINDO
Dustin Shindo
Chairman of the Board of Directors, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 16.1	Letter regarding Change in Certifying Accountant pursuant to Item 304(a)(3) of Regulation S-K.